Exhibit 10.2


                                [SYNOVICS LOGO]



                                  April 3, 2008


To Holders (the "HOLDERS") of Convertible Promissory Notes (the
"NOTES") Due June 30, 2008 of Kirk Pharmaceuticals LLC ("KIRK")

RE:    SIDE LETTER

Ladies and Gentlemen:

       Reference is made to the following:

       i. Subscription Letter (the "SUBSCRIPTION"), executed by you, to Kirk, relating to the Notes and shares of Series B Convertible Preferred Stock, par value $0.001 per share (the "SERIES B SHARES"), of Synovics Pharmaceuticals, Inc., a Nevada corporation and the holder of all of the equity interests in Kirk ("SYNOVICS"), issued pursuant hereto and pursuant to the Notes; and

       ii. Collateral Agent Agreement, dated April 3, 2008 (the "COLLATERAL AGENT AGREEMENT"), among Axiom Capital Management, Inc., as collateral agent, and the Holders.

       As an additional inducement to enter into, and perform, the Subscription, each of Synovics and Kirk, jointly and severally, agree as follows:

1. DEFINITIONS. All capitalized terms used, but not otherwise defined, herein shall have the respective definitions assigned thereto in the Notes.

2. WARRANTS. Upon the closing of a Qualified Equity Financing (such date, the "CLOSING DATE") in addition to the Conversion Shares and other securities described in Section 4(a) of the Notes issued to the Holders in connection with the conversion of the Convertible Notes, Synovics shall issue to each Holder warrants (the "BRIDGE WARRANTS") to purchase a number of shares of Common Stock (the "WARRANT SHARES") equal to forty percent (40%) of the number of shares of Common Stock issuable to such Holder upon conversion of such Holder's Conversion Shares receivable upon conversion of the Convertible Notes held on the Closing Date; PROVIDED, HOWEVER, that (i) if the initial closing of the Qualified Equity Financing takes place more than ninety (90) days and less than one hundred twenty (120) days following the final closing of the Bridge Offering, then the number shares of Common Stock into which the Bridge Warrants are exercisable

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shall be forty  five  percent  (45%) of the  number of  shares  of Common  Stock issuable to Holder upon conversion of Holder's Conversion Shares receivable upon conversion of the Convertible Notes held on the Closing Date; and (ii) if the initial closing of the Qualified Equity Financing takes place more than one hundred and twenty (120) days after the final closing of the Bridge Offering, then the number shares of Common Stock into which the Bridge Warrants are exercisable shall be fifty percent (50%) of the number of shares of Common Stock issuable to Holder upon conversion of Holder's Conversion Shares receivable upon conversion of the Convertible Notes upon conversion of the Convertible Notes held on the Closing Date. The exercise price and all other terms of the Bridge Warrants shall be identical to those of the warrants issued to investors in the Qualified Equity Financing, provided that, if no warrants are issued to investors in the Qualified Equity Financing, the Bridge Warrants shall have the same terms as the warrants issued to the Placement Agent in connection with the Qualified Equity Financing, provided further, that in such latter event, the Bridge Warrants shall not be exercisable on a net issuance or "cashless" basis.

3. COMMON STOCK. Synovics shall issue to each Holder a share certificate for such number of shares of Common Stock as shall equal the product of (A) multiplied by (B), where (A) equals the principal amount of the Note acquired by such Holder in dollars, and where (B) equals 0.20. Such shares of Common Stock shall be duly and validly authorized and issued, fully paid, and non-assessable.

4.     SERIES B PREFERRED STOCK.

       Synovics shall issue a share certificate to Axiom Capital Management, Inc. ("AXIOM"), as collateral agent for the Holders pursuant to the Collateral Agent Agreement, for one million (1,000,000) shares of Synovics' Series B Convertible Preferred Stock. As provided in the certificate of designation relating to the Series B Preferred Stock, the Series B Shares shall (i) be convertible into shares of Common Stock on a 1:15 basis and (ii) have full-ratchet anti-dilution protection. Subject to the terms of the Note and the pledge agreement, by Synovics in favor of the Holders, upon the occurrence of any Event of Default, Axiom, as agent for the Holders, may convert the Series B Shares into Common Stock for the purpose of utilizing the proceeds thereof to satisfy the obligations under the Notes, in which case Synovics shall take such action as may be required to permit the conversion into Common Stock of such number of Series B Shares as to which conversion may be requested, including without limitation the amendment of its certificate of incorporation, as amended, to increase the number of shares of authorized Common Stock to such number as may be required to permit such conversion. The Series B Shares shall be surrendered to Synovics upon the consummation of a Qualified Equity Financing as partial consideration for the Conversion Shares. Except upon the occurrence of an Event of Default neither Axiom nor the Holder may sell, pledge, transfer, encumber, or otherwise dispose or convert any of the Series B Shares without the prior written consent of Synovics. In the event of an Event of Default, at the request of Axiom, as collateral agent, Synovics shall file a registration statement (the "REGISTRATION STATEMENT") under the Securities Act (as hereinafter defined) registering the resale of the shares of Common Stock issuable upon

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conversion of the Series B Shares.  Synovics shall use best efforts to cause the
Registration Statement to be filed with the Securities and Exchange Commission within 15 days following such Event of Default. In the event that such Registration Statement is not so timely filed, the Notes shall be deemed to increase in principal amount by one percent (1.0%) per month thereafter (in addition to interest payable on the principal amount thereof) until such Registration Statement shall be so filed, PROVIDED, HOWEVER, that such increases shall not exceed ten percent (10.0%) in the aggregate.

5. REPRESENTATIONS AND WARRANTIES OF SYNOVICS AND KIRK. Synovics and Kirk hereby jointly and severally make the following representations and warranties to the Holders as of the date hereof:

              (a) ORGANIZATION AND QUALIFICATION; MATERIAL ADVERSE EFFECT. Kirk is a limited liability company duly formed and existing in good standing under the laws of the State of Florida and has the requisite power to own its properties and to carry on its business as now being conducted. Kirk does not have any subsidiaries other than the subsidiaries listed on Schedule 8(a) to the Notes, which are separately defined as subsidiaries of either Kirk or Synovics. Kirk is a wholly owned subsidiary of Synovics. Kirk is duly qualified to do business as a foreign limited liability company and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. Synovics is a corporation duly incorporated and existing in good standing under the laws of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Synovics does not have any subsidiaries other than the subsidiaries listed on Schedule 8(a) to the Notes. Except as listed in such
Schedule 8(a), Synovics is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, operations, properties, prospects or financial condition of Synovics and its direct and indirect subsidiaries, including Kirk, taken as a whole, or any material adverse effect on the transactions contemplated under this Note.

              (b) AUTHORIZATION; ENFORCEMENT. (i) Each of Kirk and Synovics has all requisite power and authority, corporate and otherwise, to enter into and perform, as applicable, Transaction Documents and to issue the Notes and the Series B Shares (as well as the securities to be issued upon the conversion thereof) in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by Kirk and Synovics and the consummation by them of the transactions contemplated hereby and thereby, including the issuance of the Notes (as well as the securities to be issued upon the conversion thereof), have been duly authorized by all necessary action, corporate and otherwise, and no further consent or authorization of Kirk, Synovics or the applicable Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by Kirk, (iv) the Transaction Documents constitute valid and binding obligations of Kirk and Synovics enforceable against each of Kirk and Synovics, as applicable, except (A) as

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such  enforceability  may  be  limited  by  applicable  bankruptcy,  insolvency,
reorganization,   moratorium,  liquidation  or  similar  laws  relating  to,  or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application, and (B) to the extent the indemnification provisions contained in the Notes may be limited by applicable federal or state securities laws and (v) the Series B Shares and the Common Stock issuable upon conversion thereof will be duly authorized, validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances except to the extent that the number of authorized shares of Common Stock of Synovics available at the time of conversion of the Series B Shares into shares of Common Stock is insufficient to permit the full conversion thereof.

              (c) CAPITALIZATION. As of the date hereof, the authorized capital stock of Synovics consists of 45,000,000 shares of Common Stock and 600,000 shares of Class A Preferred Stock, and 1,000,000 shares of Series B Preferred Stock, of which as of the date hereof, 29,838,186 shares of Common Stock, 118,370 shares of Class A Preferred Stock, and no shares of Series B Preferred Stock are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. As of the date hereof, except as disclosed in Synovics' most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") and subsequent public filings including, without limitation, any exhibits referred to or attached to such Form 10-K and subsequent public filings (collectively, the "SEC FILINGS") under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (i) no shares of Synovics' capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Synovics, (ii) there are no outstanding debt securities of Kirk, Synovics or any of their respective Subsidiaries, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Synovics or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which Synovics or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of Synovics or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Synovics or any of its Subsidiaries, (iv) there are no agreements or arrangements under which Synovics or any of its Subsidiaries is obligated to register the sale or resale of any of their securities under the Securities Act of 1933, as amended ("SECURITIES ACT" or "1933 ACT"), (v) there are no outstanding securities of Synovics or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Synovics or any of its Subsidiaries is or may become bound to redeem a security of Synovics or any of its Subsidiaries, and (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance or conversion, as applicable, of the Note, the Series B Shares, the Series C Preferred Stock, or Bridge Warrants. Synovics has made available to the Holder true and correct copies of Synovics' organizational documents, as amended and as in effect on the date, and the terms of all securities convertible or exchangeable into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto. Kirk has an insufficient number of authorized, but unissued, shares of Common Stock to satisfy requirements

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with  respect  to the  issuance  of shares of Common  Stock  upon the  exercise, exchange, or conversion of securities exercisable or exchangeable for, or convertible into, shares of Common Stock.

              (d) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by each of Kirk and Synovics and the consummation by Kirk and Synovics of the transactions contemplated hereby and thereby and issuance of the Notes and Series B Shares will not (i) except as set forth in paragraph 5(b) hereof, result in a violation of the Certificate of Formation or Operating Agreement of Kirk or the Articles of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of Synovics or the By-laws of Synovics; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Kirk, Synovics or any of their respective Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the principal securities exchange or trading market on which the Common Stock is traded or listed ("PRINCIPAL MARKET"), applicable to Kirk or any of its Subsidiaries or by which any property or asset of Kirk or any of its Subsidiaries is bound or affected, except in the case of clause (ii), such conflicts that would not have a Material Adverse Effect.

              (e) ABSENCE OF LITIGATION. Except as disclosed in the SEC Filings, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Kirk, Synovics or their respective Subsidiaries threatened against or affecting Kirk, Synovics, or their respective Subsidiaries, the Common Stock or any of Kirk's or Synovics' officers or directors in their capacities as such, the effect of which would be reasonably likely to have a Material Adverse Effect.

              (f) NO INTEGRATED OFFERING. Neither Kirk, Synovics nor any of their affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Notes to the Purchaser to be integrated with prior offerings by Kirk or Synovics such that registration of the Notes under the Securities Act would be required or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, nor will Kirk, Synovics or any of their Subsidiaries take any action or steps that would cause the offering of the Notes to be integrated with other offerings such that registration of the Notes under the Securities Act would be required.

              (g) EMPLOYEE RELATIONS. Except as disclosed in the SEC Filings, neither Kirk, Synovics nor any of their respective Subsidiaries is involved in any labor dispute nor, to the knowledge of Kirk, Synovics or any of their respective Subsidiaries, is any such dispute threatened, the effect of which would be reasonably likely to result in a Material Adverse Effect. Except as disclosed in the SEC Filings, neither Kirk, Synovics nor any their respective Subsidiaries is a party to a collective bargaining agreement.
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              (h)    INTELLECTUAL  PROPERTY  RIGHTS.  Except as disclosed in the
SEC Filings, Kirk, Synovics and their respective Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except
as  disclosed  in  the  SEC  Filings,   Kirk,   Synovics  and  their  respective
Subsidiaries do not have any knowledge of any infringement by Kirk, Synovics or their respective Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and there is no claim, action or proceeding being made or brought against, or to the knowledge of Kirk and Synovics, being threatened against, Kirk, Synovics or their respective Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement.

              (i) COMPLIANCE WITH LAW. The business of Kirk, Synovics and their respective Subsidiaries has been and is presently being conducted so as to comply with all applicable material federal, state and local governmental laws, rules, regulations and ordinances.

              (j) ENVIRONMENTAL LAWS. Except as disclosed in the SEC Filings, Kirk, Synovics and their respective Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i), (ii) or (iii) above could have, individually or in the aggregate, a Material Adverse Effect.

              (k) DISCLOSURE. No representation or warranty by Kirk or Synovics in this Agreement, nor in any certificate, Schedule or Exhibit delivered or to be delivered pursuant to this Agreement: contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Each of the SEC Filings complied, when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the SEC thereunder and such SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of Kirk, Synovics and their respective Subsidiaries at the time of the execution of this Agreement, there is no information concerning Kirk, Synovics and their respective Subsidiaries or their respective businesses which has not heretofore been disclosed or made available to the Holders (or disclosed in the SEC Filings) that would have a Material Adverse Effect.
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              (l)    TITLE.  Except  as  disclosed  in the  SEC  Filings,  Kirk,
Synovics and their respective Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property, including but not limited to intellectual property, owned by them which is material to the business of Kirk, Synovics and their respective Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by Kirk, Synovics or any of their respective Subsidiaries. Any real property and facilities held under lease by Kirk, Synovics or any of their respective Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Kirk, Synovics and their respective Subsidiaries.

              (m) INSURANCE. Except as disclosed in the SEC Filings, Kirk, Synovics and each of their respective Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Kirk and Synovics believes to be prudent and customary for a company of Synovics' size and resources in the businesses in which Kirk, Synovics and their respective Subsidiaries are engaged.

              (n) REGULATORY PERMITS. Except as disclosed in the SEC Filings, Synovics and their respective Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct their respective businesses, and neither Kirk, Synovics nor any of their respective Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

              (o) FOREIGN CORRUPT PRACTICES ACT. Neither Kirk, Synovics, nor any director, officer, agent, employee or other person acting on behalf of Kirk, Synovics or any Subsidiary has, in the course of acting for, or on behalf of, Kirk or Synovics, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

              (p) TAX STATUS. Except as disclosed in the SEC Filings and except for Synovics' most recent federal and state tax returns, Kirk, Synovics and each of their respective Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and all such returns, reports and declarations are true, correct and accurate in all material respects. Kirk and Synovics have paid all taxes and other governmental assessments and charges, due by them and payable including, without limitation those shown or determined to be due on such returns, reports and declarations, except those

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being  contested  in  good  faith,   for  which  adequate   reserves  have  been
established,   in  accordance  with  generally  accepted  accounting  principles
("GAAP").

              (r) ABSENCE OF UNDISCLOSED LIABILITIES. Kirk, Synovics and their respective Subsidiaries have no material obligations or liabilities of any nature (matured, fixed or contingent) other than (i) those adequately provided for in Kirk's financial statements or otherwise disclosed in the SEC Filings,
(ii) those obligations incurred in the ordinary course of business in amounts consistent with prior periods which have not had and will not have a Material Adverse Effect on Kirk or Synovics, (iii) as a result of any future restatement of Synovics' consolidated financial statements arising out of Emerging Issue Task Force 0019 and amortization of certain intangible assets of Synovics and/or its subsidiaries (the "RESTATEMENT").

              (s) FINANCIAL STATEMENTS. The financial statements of Kirk and Synovics have been prepared from the books and records of Kirk and Synovics, respectively, in accordance with GAAP, and fairly present in all material respects the financial condition of Kirk and Synovics, respectively, as at their respective dates, and the results of its operations and cash flows for the periods covered thereby except to the extent that such financial statements are amended by any Restatement.

              (t) RESTRICTIONS ON BUSINESS ACTIVITIES. There is no judgment, order, decree, writ or injunction binding upon Kirk, Synovics or their respective Subsidiaries or, to the knowledge of Kirk, Synovics or any of their respective Subsidiaries, threatened that has or could prohibit or impair the conduct of their respective businesses as currently conducted or any business practice of Kirk, Synovics or any of their respective Subsidiaries, including the acquisition of property, the provision of services, the hiring of employees or the solicitation of clients, in each case either individually or in the aggregate.

              (u) EVENTS OF DEFAULT. Except as disclosed in the SEC Filings or forth on SCHEDULE 5(U) neither Kirk nor Synovics has defaulted on any debts or duties to pay money (including any guaranty).

6. ADDITIONAL COVENANTS. Until no Notes shall be outstanding, Synovics and Kirk, jointly and severally, agree as follows:

              (a) CONSOLIDATION, MERGER AND SALE. Neither Synovics nor Kirk will (i) consolidate or merge with or into (or permit any subsidiary to consolidate or merge with or into) any other person, or (ii) sell or otherwise dispose of (or permit any subsidiary to sell or otherwise dispose of) a material portion of its property or assets in one or more transactions to, any other person or entity or enter into (or permit any subsidiary to enter into) an agreement with respect to any of the foregoing.

              (b) RESTRICTED PAYMENTS. Except for any payments to Synovics in the ordinary course of business or to satisfy Synovics' obligations under the BOI Facility (as defined below) or Senior Creditor Indebtedness, Kirk will not, and will not permit any of its subsidiaries to declare or pay any dividends on, or make any other distribution or

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payment on  account  of, or  redeem,  retire,  purchase  or  otherwise  acquire, directly or indirectly, any equity interests of any class of Kirk or any subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, property or in obligations of Kirk or any of its subsidiaries.

              (c) NOTICE OF QUALIFIED EQUITY FINANCING. At least three (3) days prior to the closing of any Qualified Equity Financing, Synovics and Kirk shall provide the Holders with written notice of such projected closing date, specifying the terms of the transaction, including the proposed terms and purchase price of the Series C Preferred to be paid in such Qualified Equity Financing and the conversion price thereof. Synovics and Kirk shall promptly provide telephonic notice to the Holders of any adjournments or rescheduling of such projected closing date.

              (d) TAX ELECTIONS. Neither the Borrower nor Synovics shall make or authorize any person to make an election to have the Borrower classified or taxed as a corporation for federal income tax purposes or any applicable state or local income or franchise tax purposes.

              (e)    ADDITIONAL QUALIFIED EQUITY FINANCING COVENANTS.

                     (i) As soon as possible after any conversion of this Convertible Note has been effected, Synovics shall deliver to the converting holder an original certificate or certificates representing the number of Conversion Shares and other securities issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; PROVIDED, HOWEVER, that Synovics shall not be required to deliver such certificate or certificates until the Holder has surrendered this original Note to Kirk for cancellation and the certificates representing the Series B Preferred Stock have been surrendered to Synovics for cancellation.

                     (ii) The issuance of certificates for Conversion Shares upon conversion of the Convertible Note in the name of the party converting the Note shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by Synovics or the Company in connection with such conversion and the related issuance of shares of Conversion Shares. Synovics at all times during which the Convertible Notes may be converted into Conversion Shares reserve and keep available out of its authorized, but unissued, shares of preferred stock, solely for the purpose of issuance upon conversion hereunder, such number of shares of preferred stock as shall be sufficient to issue the Conversion Shares upon conversion. All Conversion Shares and the Underlying Shares (subject to paragraph 5(c)) hereof, and the shares of Common Stock underlying any warrants, options, or rights in convertible securities issued in connection with the Conversion Shares shall be validly issued, fully paid and nonassessable.

                     (iii) Except as required by applicable law, Synovics shall not close its books against the transfer of Conversion Shares issued or issuable upon conversion of this Convertible Note in any manner which interferes with the timely conversion of this Convertible Note. Synovics and Kirk shall assist and cooperate with any Holder of the Convertible Notes required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Convertible Note (including, without limitation, making any filings required to be made by Synovics or the Company).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                     (iv) Synovics shall take all such actions as may be necessary to assure that all Conversion Shares and Underlying Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such shares of capital stock.

                                        SYNOVICS PHARMACEUTICALS, INC.


                                        BY:_______________________________
                                              NAME:
                                              TITLE:

                                        KIRK PHARMACEUTICALS LLC


                                        BY:_______________________________
                                              NAME:
                                              TITLE:

                                  SCHEDULE 5(u)


                            [Intentionally Omitted]